EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

DATED MARCH 28, 2003

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-43925, No. 333-48172, No. 333-94223, and No. 333-98123) of CDW Computer Centers, Inc. of our reports dated January 17, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
March 28, 2003